Exhibit 4.1
Execution Copy
SUPPLEMENTAL INDENTURE
dated as of September 30, 2008
among
NEENAH FOUNDRY COMPANY,
MORGAN’S WELDING, INC.
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(formerly The Bank of New York Trust Company, N.A.),
as Trustee

9 1/2% Senior Secured Notes due 2017

     THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of September 30, 2008, among NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the “Company”), MORGAN’S WELDING, INC., a Pennsylvania corporation, which is a new Wholly Owned Domestic Restricted Subsidiary (the“Undersigned”), and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of December 29, 2006 (the “Indenture”), relating to the Company’s Notes (as defined in the Indenture);
     WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed that if the Company or any of its Restricted Subsidiaries acquires or creates a Wholly Owned Domestic Restricted Subsidiary after the date of the Indenture or acquires or creates any other Restricted Subsidiary and such Restricted Subsidiary guarantees any other Debt of the Company, the new Restricted Subsidiary must provide a Note Guaranty and become a party to the Security Documents (and pledge its assets to the extent they would constitute Collateral);
     WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Indenture have been satisfied;
     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
     WHEREAS, the Company and the Undersigned have requested that the Trustee execute and deliver this Supplemental Indenture.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
     Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
     Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
     Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Supplemental Indenture

     Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
     Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
     Section 6. The recitals contained herein are made by the Company and the Undersigned and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
Supplemental Indenture

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

NEENAH FOUNDRY COMPANY, as Issuer
By:	/s/ Jeffrey S. Jenkins
	Name:	Jeffrey S. Jenkins
	Title:	Corporate Vice President — Finance and Interim Chief Financial Officer

MORGAN’S WELDING, INC., as a new Wholly Owned Domestic Restricted Subsidiary and Guarantor
By:	/s/ Jeffrey S. Jenkins
	Name:	Jeffrey S. Jenkins
	Title:	Corporate Vice President — Finance and Interim Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly The Bank of New York Trust Company, N.A.), as Trustee
By:	/s/ Roxane Ellwanger
	Name:	Roxane Ellwanger
	Title:	Assistant Vice President

Supplemental Indenture